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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Sports Resorts International, Inc. (formerly The Colonel's International, Inc.) on Form S-2 of our reports dated March 30, 2001, included in the Annual Report on Form 10-K of the Colonel's International, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Ann Arbor, Michigan
August 8, 2001